FOR IMMEDIATE RELEASE

CONTACT:
C. TROY WOODBURY, JR.
TREASURER AND CHIEF FINANCIAL OFFICER
WEGENER CORPORATION
(770) 814-4000
FAX (770) 623-9648
INFO@WEGENER.COM

            WEGENER REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2004

(July 9, 2004) - DULUTH, Georgia - WEGENER(TM) Corporation (Nasdaq: WGNR) a leading provider of networking solutions for broadcast, cable and enterprise television networks worldwide, today announced financial results for the third quarter ended May 28, 2004.

Third quarter revenues were $4.8 million and the Company incurred a net loss of $357,000, or $(0.03) per share. Revenues for the third quarter of fiscal 2003 were $6.3 million, with net earnings of $123,000, or $0.01 per share. WEGENER's eighteen month backlog on May 28, 2004, was $12.9 million. Total backlog at quarter-end was $20.3 million.

Revenues for the first nine months of fiscal 2004 were $14.2 million, with a net loss of $1.5 million or $(0.12) per share compared to revenues of $15.4 million and a net loss of $130,000 or $(0.01) per share for the first nine months of fiscal 2003.

"We believe that we have the right products for growth in the markets that we serve. Our bookings and operational performance so far this fiscal year, however, have not met our expectations due primarily to a longer sales cycle for our new products than anticipated," stated Robert Placek, President and CEO of WEGENER. "Our customers continue to express their strong interest in the iPump(TM) System, which includes the iPump Media Server Product Line and supporting Compel MediaPlan(R) Control System, but it is difficult to predict with certainty the timing of orders. Due to the current lack of visibility, at this point it does not appear that our fourth quarter revenues will reach a level sufficient to avoid an operating loss in the fourth quarter. But given the many opportunities for our products and the high level of interest shown in them by our customers, we believe that fiscal 2005 should be a year of revenue growth and operational improvement for our company."

"The iPump System is the most complete and versatile solution for our customers' network conversions," Mr. Placek continued. "With the iPump, customers can regionalize their networks down to the individual site with unique programming that is targeted to a local audience. Our customers are recognizing the value of WEGENER's complete system solution as they plan next generation network upgrades."

WEGENER also recently announced the DTV 720 Digital Multiplexer, the latest product in the DTV product line, which is designed for the cable operator market. Some of the largest cable Multiple System Operators, including Charter Communications, have approved DTV products for purchase at their local affiliate level. The DTV products allow cable operators to offer more High Definition channels to their customers, by combining multiple digital programs together, including off-the-air high definition programs.

ABOUT WEGENER COMMUNICATIONS

WEGENER is an international provider of digital solutions for IP data, video and audio networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL(TM), WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

WEGENER, COMPEL, MEDIAPLAN, ENVOY, UNITY, AND IPUMP ARE TRADEMARKS OF WEGENER COMMUNICATIONS, INC. ALL RIGHTS RESERVED.

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF APPLICABLE SECURITIES LAWS, INCLUDING THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS "BELIEVES," "EXPECTS," "PROJECTS," "PLANS," "ANTICIPATES," AND SIMILAR EXPRESSIONS, AND INCLUDE, FOR EXAMPLE, STATEMENTS RELATING TO EXPECTATIONS REGARDING FUTURE SALES, INCOME AND CASH FLOWS. FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS AND ASSUMPTIONS, WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO: CUSTOMER ACCEPTANCE AND EFFECTIVENESS OF RECENTLY INTRODUCED PRODUCTS, DEVELOPMENT OF ADDITIONAL BUSINESS FOR THE COMPANY'S DIGITAL VIDEO AND AUDIO TRANSMISSION PRODUCT LINES, EFFECTIVENESS OF THE SALES ORGANIZATION, THE SUCCESSFUL DEVELOPMENT AND INTRODUCTION OF NEW PRODUCTS IN THE FUTURE, DELAYS IN THE CONVERSION BY PRIVATE AND BROADCAST NETWORKS TO NEXT GENERATION DIGITAL BROADCAST EQUIPMENT, ACCEPTANCE BY VARIOUS NETWORKS OF STANDARDS FOR DIGITAL BROADCASTING, GENERAL MARKET CONDITIONS WHICH MAY NOT IMPROVE DURING FISCAL YEAR 2004 AND BEYOND, AND SUCCESS OF THE COMPANY'S RESEARCH AND DEVELOPMENT EFFORTS AIMED AT DEVELOPING NEW PRODUCTS. DISCUSSION OF THESE AND OTHER RISKS AND UNCERTAINTIES ARE PROVIDED IN DETAIL IN THE COMPANY'S PERIODIC FILINGS WITH THE SEC, INCLUDING THE COMPANY'S MOST RECENT FORM 10-K. SINCE THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME, THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED RESULTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE. THE COMPANY DOES NOT UNDERTAKE AND SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

                                (TABLE TO FOLLOW)

                      WEGENER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (in $000's except share data)

                                                    MAY 28,         AUGUST 29,
                                                      2004            2003
------------------------------------------------------------------------------
Assets                                            (UNAUDITED)

Current Assets
  Cash and cash equivalents                            $  2,889    $  4,213
  Accounts receivable                                     2,955       3,560
  Inventories                                             2,272       2,143
  Deferred income taxes                                   2,111       2,109
  Other                                                     139         144
--------------------------------------------------------------------------------

          Total current assets                           10,366      12,169

Property and equipment, net                               2,680       2,914
Capitalized software costs, net                           1,664       1,304
Deferred income taxes                                     1,695       1,029
Other assets, net                                           827         752
--------------------------------------------------------------------------------

                                                       $ 17,232    $ 18,168
================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Accounts payable                                     $  1,217    $  1,195
  Accrued expenses                                        1,552       1,433
  Customer deposits                                         295         255
  Current maturities of long-term obligations                --           4
--------------------------------------------------------------------------------

          Total current liabilities                       3,064       2,887

--------------------------------------------------------------------------------

          Total liabilities                               3,064       2,887
--------------------------------------------------------------------------------

Commitments and contingencies

Shareholders' equity
    Common stock, $.01 par value; 20,000,000 shares
        authorized; 12,523,051 and 12,381,251 shares
        respectively, issued and outstanding                125         124
    Additional paid-in capital                           19,817      19,471
    Deficit                                              (5,774)     (4,314)

--------------------------------------------------------------------------------
         Total shareholders' equity                      14,168      15,281
--------------------------------------------------------------------------------

================================================================================
                                                       $ 17,232    $ 18,168
================================================================================

                      WEGENER CORPORATION AND SUBSIDIARIES

                           Summarized Operations Data
                      (in $000's except per share amounts)
                                  (Unaudited)

                                         Three Months Ended   Nine Months Ended

                                          May 28,   May 30,   May 28,   May 30,
                                           2004      2003      2004       2003
                                         -------   -------   -------   --------


Revenue                                  $ 4,777   $ 6,254   $14,241   $ 15,419
                                         =======   =======   =======   ========

Earnings (loss) before
income taxes                                (558)      192    (2,129)      (203)

Income tax expense
(benefit)                                   (201)       69      (668)       (73)
                                         -------   -------   -------   --------

Net earnings (loss)                      $  (357)  $   123   $(1,461)  $   (130)
                                         =======   =======   =======   ========

Net earnings (loss) per share
     Basic                               $ (0.03)  $  0.01   $ (0.12)  $  (0.01)
     Diluted                             $ (0.03)  $  0.01   $ (0.12)  $  (0.01)
                                         =======   =======   =======   ========

Shares used in per share calculation
     Basic                                12,483    12,351    12,432     12,313
     Diluted                              12,483    12,488    12,432     12,313
                                         =======   =======   =======   ========